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                                                              Exhibit 10.36.1

                            BROWN INVESTMENT COMPANY
                               3197 PARK BOULEVARD
                           PALO ALTO, CALIFORNIA 94306

October 12, 1999

Mr. Bill R. Finley
Vice President & Chief Financial Officer
Southwall Corporation
1029 Corporation Way
Palo Alto, CA 94303

Dear Bill:

We hereby propose to modify our lease with Southwall Technologies, dated March 20, 1979, of the building at 3961 E. Bayshore Road, Palo Alto, California under the following terms and conditions:

1.    The lease period shall be extended until December 31, 2005.

2. The rent for the first 12 months of the extension period shall be $21,250.00 per month on a triple net basis.

3. The rent shall be adjusted upward at the beginning of each calendar year in the amount of $425.00 per month cumulatively.

4. All other terms and conditions shall remain the same including previous applicable modifications.

Please sign below that you have accepted this lease modification. Thank you for your consideration.

Sincerely,

Brown Investment Company                        Southwall Technologies


/s/ Allan F. Brown                              /s/ Bill R. Finley
                                                --------------------------
Allan F. Brown                                  Bill R. Finley
Managing General Partner                        Vice-President & CFO

AFB:jr